EXHIBIT 4.3

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                                                              EXECUTION COPY



                       BORG-WARNER SECURITY CORPORATION


                                      TO


                             THE BANK OF NEW YORK

                                    Trustee









                                   Indenture

                          Dated as of March 24, 1997






                   9 5/8% Senior Subordinated Notes due 2007
              9 5/8% Series B Senior Subordinated Notes due 2007

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                       BORG-WARNER SECURITY CORPORATION

              Reconciliation and tie between Trust Indenture Act
              of 1939 and Indenture, dated as of March 24, 1997
              --------------------------------------------------


Trust Indenture                                       Indenture
   Act Section                                         Section
---------------                                       ----------

Section  310(a)(1).................................      607
          (a)(2)...................................      607
          (b)......................................      608
Section  312(c)....................................      701
Section  314(a)....................................      703
          (a)(4)...................................      1004
          (c)(1)...................................      102
          (c)(2)...................................      102
          (e)......................................      102
Section  315(b)....................................      601
Section  316(a)(last sentence).....................      101 ("Outstanding")
          (a)(1)(A)................................      502, 512
          (a)(1)(B)................................      513
          (b)......................................      508
          (c)......................................      104(d)
Section  317(a)(1).................................      503
          (a)(2)...................................      504
          (b)......................................      1003
Section  318(a)....................................      111

---------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               Table of Contents


                                                                          Page

PARTIES......................................................................1
RECITALS OF THE COMPANY......................................................1

                                  ARTICLE ONE
                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

SECTION 101.  Definitions.................................................  1
               Acquired Indebtedness......................................  2
               Act........................................................  2
               Adjusted Fixed Charge Coverage Ratio.......................  2
               Affiliate..................................................  2
               Agent......................................................  3
               Agent Members..............................................  3
               Annual Period..............................................  3
               Authenticating Agent.......................................  3
               Average Life...............................................  3
               Bank Credit Agreement......................................  3
               Banks......................................................  3
               Board of Directors.........................................  4
               Board Resolution...........................................  4
               Business Day...............................................  4
               Capital Stock..............................................  4
               Capitalized Lease Obligation...............................  4
               Cash Equivalents...........................................  4
               Change of Control..........................................  5
               Commission.................................................  6
               Common Stock...............................................  6
               Company....................................................  6
               Company Request or Company Order...........................  6
               Consolidated Gross PP&E....................................  6
               Consolidated Interest Expense..............................  6
               Consolidated Net Income....................................  6
               Consolidated Non-cash Charges..............................  7
               Consolidated Tax Expense...................................  7
               Corporate Trust Office.....................................  7
               corporation................................................  7
               Default....................................................  7
               Defaulted Interest.........................................  7
               Dollar or $................................................  7
               Event of Default...........................................  7
               Exchange Act...............................................  7
               Exchange Notes.............................................  7
               Exchange Offer.............................................  8
               Exchange Offer Registration Statement......................  8
               Federal Bankruptcy Code....................................  8
               Foreign Entity.............................................  8
               Generally Accepted Accounting Principles or GAAP...........  8
               Government Obligations.....................................  8
               Guarantee..................................................  8
               Guaranteed Debt............................................  8
               Guarantor..................................................  9
               Holder.....................................................  9
               Indebtedness...............................................  9
               Indenture.................................................. 10
               Initial Notes.............................................. 10
               Interest Payment Date...................................... 10
               Investment................................................. 10
               Lien....................................................... 10
               ML Funds................................................... 10
               Majority Owned Subsidiary.................................. 10
               Management Investors....................................... 11
               Material Subsidiary........................................ 11
               Maturity................................................... 11
               Moody's.................................................... 11
               9 1/8% Notes............................................... 11
               Non-Payment Event of Default............................... 11
               Note Register and Note Registrar........................... 11
               Notes...................................................... 11
               Officers' Certificate...................................... 11
               Opinion of Counsel......................................... 12
               Original Issue Date........................................ 12
               Outstanding................................................ 12
               Pari Passu Indebtedness.................................... 13
               Payment Event of Default................................... 13
               Payment Blockage Period.................................... 13
               Paying Agent............................................... 13
               Person..................................................... 13
               Permitted Holders.......................................... 13
               Permitted Indebtedness..................................... 13
               Permitted Investments...................................... 15
               Permitted Liens............................................ 16
               Place of Payment........................................... 17
               Predecessor Note........................................... 17
               Preferred Stock............................................ 17
               Public Equity Offering..................................... 17
               Purchase Date.............................................. 17
               Redeemable Capital Stock................................... 17
               Redemption Date............................................ 17
               Redemption Price........................................... 18
               Registration Rights Agreement.............................. 18
               Regular Record Date........................................ 18
               Repayment Date............................................. 18
               Repayment Price............................................ 18
               Responsible Officer........................................ 18
               S&P........................................................ 18
               Senior Indebtedness........................................ 18
               Special Record Date........................................ 19
               Specified Senior Indebtedness.............................. 19
               Stated Maturity............................................ 19
               Subordinated Indebtedness.................................. 19
               Subsidiary................................................. 19
               Trust Indenture Act or TIA................................. 19
               Trustee.................................................... 19
               United States.............................................. 19
               Vice President............................................. 19
               Voting Stock............................................... 20
               Wholly Owned Subsidiary.................................... 20
SECTION 102.  Compliance Certificates and Opinions........................ 20
SECTION 103.  Form of Documents Delivered to Trustee...................... 21
SECTION 104.  Acts of Holders............................................. 21
SECTION 105.  Notices, etc., to Trustee, Company and Agents............... 22
SECTION 106.  Notice to Holders; Waiver................................... 23
SECTION 107.  Effect of Headings and Table of Contents.................... 24
SECTION 108.  Successors and Assigns...................................... 24
SECTION 109.  Separability Clause......................................... 24
SECTION 110.  Benefits of Indenture....................................... 24
SECTION 111.  Governing Law............................................... 24
SECTION 112.  Legal Holidays.............................................. 25

                                  ARTICLE TWO
                                  NOTE FORMS

SECTION 201.  Forms Generally............................................. 25
SECTION 202.  Form of Trustee's Certificate of Authentication............. 26
SECTION 203.  Restrictive Legends......................................... 27
SECTION 204.  Form of Certificate to Be Delivered upon Termination of
               Restricted Period.......................................... 29

                                 ARTICLE THREE
                                   THE NOTES

SECTION 301.  Amount...................................................... 30
SECTION 302.  Denominations............................................... 31
SECTION 303.  Execution, Authentication, Delivery and Dating.............. 31
SECTION 304.  Temporary Notes............................................. 32
SECTION 305.  Registration, Registration of Transfer and Exchange......... 33
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes................. 34
SECTION 307.  Payment of Interest; Interest Rights Preserved.............. 35
SECTION 308.  Persons Deemed Owners....................................... 36
SECTION 309.  Cancellation................................................ 36
SECTION 310.  Computation of Interest..................................... 37
SECTION 311.  Book-Entry Provisions for Global Notes...................... 37
SECTION 312.  Transfer Provisions......................................... 38
SECTION 313.  Form of Accredited Investor Certificate..................... 46
SECTION 314.  Form of Regulation S Certificate............................ 49
SECTION 315.  Form of Rule 144A Certificate............................... 51
SECTION 316.  CUSIP Numbers............................................... 52

                                 ARTICLE FOUR
                          SATISFACTION AND DISCHARGE

SECTION 401.  Satisfaction and Discharge of Indenture..................... 52
SECTION 402.  Application of Trust Money.................................. 54

                                 ARTICLE FIVE
                                   REMEDIES

SECTION 501.  Events of Default........................................... 54
SECTION 502.  Acceleration of Maturity; Rescission and Annulment.......... 56
SECTION 503.  Collection of Indebtedness and Suits for Enforcement
               by Trustee................................................. 58
SECTION 504.  Trustee May File Proofs of Claim............................ 58
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes...... 59
SECTION 506.  Application of Money Collected.............................. 60
SECTION 507.  Limitation on Suits......................................... 60
SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium
               and Interest............................................... 61
SECTION 509.  Restoration of Rights and Remedies.......................... 61
SECTION 510.  Rights and Remedies Cumulative.............................. 61
SECTION 511.  Delay or Omission Not Waiver................................ 62
SECTION 512.  Control by Holders.......................................... 62
SECTION 513.  Waiver of Past Defaults..................................... 62
SECTION 514.  Waiver of Stay or Extension Laws............................ 63
SECTION 515.  Undertaking for Costs....................................... 63

                                  ARTICLE SIX
                                  THE TRUSTEE

SECTION 601.  Notice of Defaults.......................................... 63
SECTION 602.  Certain Rights of Trustee................................... 64
SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Notes... 65
SECTION 604.  May Hold Notes.............................................. 65
SECTION 605.  Money Held in Trust......................................... 66
SECTION 606.  Compensation and Reimbursement.............................. 66
SECTION 607.  Corporate Trustee Required; Eligibility..................... 67
SECTION 608.  Resignation and Removal; Appointment of Successor........... 67
SECTION 609.  Acceptance of Appointment by Successor...................... 68
SECTION 610.  Merger, Conversion, Consolidation or Succession to Business. 69
SECTION 611.  Appointment of Authenticating Agent......................... 69

                                 ARTICLE SEVEN
                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

SECTION 701.  Disclosure of Names and Addresses of Holders................ 71
SECTION 702.  Reports by Trustee.......................................... 71
SECTION 703.  Reports by Company.......................................... 72

                                 ARTICLE EIGHT
             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801.  Company May Consolidate, etc., Only on Certain Terms........ 72
SECTION 802.  Successor Substituted....................................... 73
SECTION 803.  Notes to Be Secured in Certain Events....................... 74

                                 ARTICLE NINE
                            SUPPLEMENTAL INDENTURES

SECTION 901.  Supplemental Indentures Without Consent of Holders.......... 74
SECTION 902.  Supplemental Indentures with Consent of Holders............. 75
SECTION 903.  Execution of Supplemental Indentures........................ 76
SECTION 904.  Effect of Supplemental Indentures........................... 76
SECTION 905.  Conformity with Trust Indenture Act......................... 76
SECTION 906.  Reference in Notes to Supplemental Indentures............... 76
SECTION 907.  Notice of Supplemental Indentures........................... 77
SECTION 908.  Effect on Senior Indebtedness............................... 77

                                  ARTICLE TEN
                                   COVENANTS

SECTION 1001.  Payment of Principal, Premium, if any, and Interest........ 77
SECTION 1002.  Maintenance of Office or Agency............................ 77
SECTION 1003.  Money for Notes Payments to Be Held in Trust............... 78
SECTION 1004.  Statement as to Compliance................................. 79
SECTION 1005.  Payment of Taxes and Other Claims.......................... 80
SECTION 1006.  Maintenance of Properties.................................. 80
SECTION 1007.  Corporate Existence........................................ 80
SECTION 1008.  Limitation on Company and Subsidiary Indebtedness.......... 80
SECTION 1009.  Limitation on Restricted Payments.......................... 81
SECTION 1010.  Limitation on Issuance of Other Senior Subordinated
               Indebtedness............................................... 83
SECTION 1011.  Limitation on Dividends and Other Payment Restrictions
                Affecting Subsidiaries.................................... 83
SECTION 1012.  Limitation on Liens........................................ 84
SECTION 1013.  Limitation on Transactions with Affiliates................. 84
SECTION 1014.  Limitation on Issuances and Sale of Preferred Stock by
                Subsidiaries.............................................. 85
SECTION 1015.  Limitations on Issuances of Guarantees of Pari Passu or
               Subordinated Indebtedness.................................. 85
SECTION 1016.  Purchase of Notes upon Change of Control................... 86
SECTION 1017.  Provision of Financial Statements and Reports.............. 87
SECTION 1018.  Waiver of Certain Covenants................................ 88

                                ARTICLE ELEVEN
                              REDEMPTION OF NOTES

SECTION 1101.  Applicability of Article................................... 88
SECTION 1102.  Election to Redeem; Notice to Trustee...................... 88
SECTION 1103.  Selection by Trustee of Notes to Be Redeemed............... 88
SECTION 1104.  Notice of Redemption....................................... 89
SECTION 1105.  Deposit of Redemption Price................................ 90
SECTION 1106.  Notes Payable on Redemption Date........................... 90
SECTION 1107.  Notes Redeemed in Part..................................... 90
SECTION 1108.  Redemption................................................. 90

                                ARTICLE TWELVE

SECTION 1201.............................................................. 91

                               ARTICLE THIRTEEN

SECTION 1301.............................................................. 91

                               ARTICLE FOURTEEN
                      DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1401.  Company's Option to Effect Defeasance or Covenant
                Defeasance................................................ 91
SECTION 1402.  Defeasance and Discharge................................... 91
SECTION 1403.  Covenant Defeasance........................................ 92
SECTION 1404.  Conditions to Defeasance or Covenant Defeasance............ 92
SECTION 1405.  Deposited Money and Government Obligations to Be Held in
               Trust; Other Miscellaneous Provisions...................... 94
SECTION 1406.  Reinstatement.............................................. 94

                                ARTICLE FIFTEEN
                            SUBORDINATION OF NOTES

SECTION 1501.  Notes Subordinate to Senior Indebtedness................... 95
SECTION 1502.  Payment Over of Proceeds upon Dissolution, etc............. 95
SECTION 1503.  Suspension of Payment When Senior Indebtedness in Default.. 97
SECTION 1504.  Payment Permitted If No Default............................ 98
SECTION 1505.  Subrogation to Rights of Holders of Senior Indebtedness.... 98
SECTION 1506.  Provisions Solely to Define Relative Rights................ 98
SECTION 1507.  Trustee to Effectuate Subordination........................ 99
SECTION 1508.  No Waiver of Subordination Provisions...................... 99
SECTION 1509.  Notice to Trustee..........................................100
SECTION 1510.  Reliance on Judicial Order or Certificate of Liquidating
                Agent.....................................................100
SECTION 1511.  Rights of Trustee As a Holder of Senior Indebtedness;
                Preservation of Trustee's Rights..........................101
SECTION 1512.  Article Applicable to Paying Agents........................101
SECTION 1513.  No Suspension of Remedies..................................101
SECTION 1514.  Trustee Not Fiduciary for Holders of Senior Indebtedness...101



TESTIMONIUM..............................................................  89
SIGNATURES AND SEALS.....................................................  89

EXHIBIT A


            INDENTURE, dated as of March 24, 1997, between BORG-WARNER SECURITY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 200 South Michigan Avenue, Chicago, Illinois 60604, and THE BANK OF NEW YORK, a New York banking corporation, Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY

            The Company has duly authorized the creation of and issuance of its 9 5/8% Senior Subordinated Notes due 2007 (the "Initial Notes"), and its 9 5/8% Series B Senior Subordinated Notes due 2007 (the "Exchange Notes", and together with the Initial Notes, the "Notes"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

            Upon the issuance of the Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of or deemed to be part of and to govern the indentures qualified thereunder.

            All things necessary have been done to make the Notes, when duly executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms

            NOW, THEREFORE, THIS INDENTURE WITNESSETH:

            It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                  ARTICLE ONE

                       DEFINITIONS AND OTHER PROVISIONS
                            OF GENERAL APPLICATION

            SECTION 101.  Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of the 9 1/8% Note Indenture; and

            (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be.

            "Act", when used with respect to any Holder, has the meaning specified in Section 104.

            "Adjusted Fixed Charge Coverage Ratio" means for any period the ratio of (a) the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, on a consolidated basis, to (b) Consolidated Interest Expense for such period; provided that, in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" means with respect to the Bank Credit Agreement, each of Bankers Trust Company, Canadian Imperial Bank of Commerce and NationsBank, N.A. and any future agent under the Bank Credit Agreement.

            "Agent Members" has the meaning specified in Section 311.

            "Annual Period" means a period commencing on January 1 of any particular calendar year and ending on December 31 of the next succeeding calendar year.

            "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

            "Average Life" means, with respect to any Indebtedness, as of the date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that (A) with respect to Redeemable Capital Stock described in clause (i) or (ii) of the definition of Redeemable Capital Stock, the only date of scheduled principal payment shall be deemed, for this purpose, to be the earliest time at which such Redeemable Capital Stock could be redeemed, (B) with respect to Redeemable Capital Stock described in clause
(iii) of the definition of Redeemable Capital Stock, the dates of scheduled principal payments shall be deemed, for this purpose, to be the dates of scheduled principal payments of the debt securities such Redeemable Capital Stock is convertible into or exchangeable for, (C) with respect to any guarantee, the dates of scheduled principal payments shall be deemed to be, for this purpose, the dates of scheduled principal payments on the Indebtedness thereby guaranteed and (D) with respect to any Capitalized Lease Obligation, the dates of scheduled principal payments shall be the dates of any payments which are required under GAAP to be treated as principal payments.

            "Bank Credit Agreement" means the Credit Agreement among Bankers Trust Company, Canadian Imperial Bank of Commerce and NationsBank, N.A., as agents, the other Banks and the Company as in effect on the date hereof and as such agreement may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

            "Banks" means the banks and other financial institutions from time to time that are lenders under the Bank Credit Agreement.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day", when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location are authorized or obligated by law or executive order to close.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

            "Capitalized Lease Obligation" means any obligations of the Company and its Subsidiaries on a consolidated basis under any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease obligation.

            "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less from the date of acquisition thereof issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits or certificates of deposit or acceptances with a maturity of one year or less from the date of acquisition thereof of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $100,000,000; (iii) (a) commercial paper with a maturity of one year or less from the date of acquisition thereof issued by the parent of any commercial bank (provided that the financial institution is a member of the Federal Reserve System) of recognized standing having capital and surplus in excess of $500,000,000 and (b) commercial paper with a maturity of one year or less from the date of acquisition thereof issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition; (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above; and (vi) obligations the interest with respect to which is excluded from gross income under Section 103 of the Internal Revenue Code of 1986, as amended, with a maturity of not more than six months from the date of acquisition thereof or with the right of the holder to put such obligations for purchase at par upon not more than seven days' notice, and in each case which are rated A-2 or higher by S&P or rated P-2 or higher by Moody's.

            "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company and the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and/or other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction either (x) no "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Exchange Act), other than Permitted Holders, directly or indirectly, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of more than 50% of the total Voting Stock of the surviving or transferee corporation, or (y) the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Common Stock" means the Company's Common Stock, par value $.01 per share, and the Company's Non-Voting Common Stock, par value $.01 per share.

            "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

            "Consolidated Gross PP&E" means, with respect to the Company as of the end of any fiscal year of the Company, the amount of property, plant and equipment of the Company and its Subsidiaries, determined on a consolidated basis, as shown on an audited balance sheet of the Company as of the end of such fiscal year, without giving effect to accumulated depreciation and amortization in respect of such property, plant and equipment.

            "Consolidated Interest Expense" means for any period the sum of
(i) the aggregate of the interest expense on Indebtedness of the Company and its consolidated Subsidiaries for such period, on a consolidated basis, plus
(ii) that portion of operating lease rentals representative of the interest factor (which shall be deemed to be one-third of operating lease rentals), in each case as determined in accordance with GAAP.

            "Consolidated Net Income" means for any period the consolidated net income of the Company and its consolidated Subsidiaries for such period as determined in accordance with GAAP adjusted by excluding (i) any gain or loss realized upon the termination of any employee pension plan, (ii) net extraordinary gains or net extraordinary losses (less all reasonable fees and expenses relating thereto), as the case may be, (iii) the portion of net income (or loss) of the Company and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company or one of its Subsidiaries, (iv) net income (or loss) of any person combined with the Company or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (v) net gains or losses (less all reasonable fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, and (vi) the net income of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders.

            "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Company and its Subsidiaries for such period, as determined in accordance with GAAP (excluding any such non-cash charge which requires an accrual of or reserve for cash charges for any future period).

            "Consolidated Tax Expense" of the Company means for any period the aggregate of the tax expense of the Company and its consolidated Subsidiaries for such period, determined in accordance with GAAP.

            "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286.

            "corporation" includes corporations, associations, companies and business trusts.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Defaulted Interest" has the meaning specified in Section 307.

            "Depositary" means The Depository Trust Company, its nominees and successors.

            "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

            "Event of Default" has the meaning specified in Section 501.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Exchange Notes" has the meaning stated in the first recital of this Indenture and refers to any Exchange Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) certain provisions relating to an increase in the stated rate of interest theroeon shall be eliminated) that are issued and exchanged for the Initial Notes in accordance with the Exchange Offer, as provided for in the Registration Rights Agreement and this Indenture.

            "Exchange Offer" means the offer by the Company to the Holders of the Initial Notes to exchange all of the Initial Notes for Exchange Notes, as provided for in the Registration Rights Agreement.


            "Exchange Offer Registration Statement" means the Exchange Offer Registration Statement as defined in the Registration Rights Agreement.

            "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

            "Foreign Entity" means any Subsidiary of the Company either (i) more than 80% of the sales, earnings or assets (determined on a consolidated basis) of which are located or derived from operations outside of the United States of America or (ii) which is a "controlled foreign corporation" within the meaning of Section 952 of the Internal Revenue Code.

            "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that were in effect on the date of the 9 1/8% Note Indenture.

            "Global Notes" has the meaning set forth in Section 201.

            "Government Obligations" means securities which are direct obligations of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest or principal of the Government Obligation evidenced by such depository receipt.

            "Guarantee" has the meaning specified in Section 1015.

            "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,
(ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services to be acquired by such debtor irrespective of whether such property is received or such services are rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or any obligation or liability of such Person in respect of leasehold interests assigned by such Person to any other Person.

            "Guarantor" has the meaning specified in Section 1015.

            "Holder" means the Person in whose name a Note is registered in the Note Register.

            "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such Person, (v) all Indebtedness referred to in (but not excluded from) clause (i), (ii), (iii) or (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vi) all Guaranteed Debt of such Person, (vii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (viii) all obligations under interest rate contracts of such Person and (ix) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses
(i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

            "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

            "Initial Notes", has the meaning specified in the recitals to this Indenture.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

            "Interest Payment Date", when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

            "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

            "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind.

            "ML Funds" means Merrill Lynch KECALP L.P. 1986, Merrill Lynch KECALP L.P. 1987, Merchant Banking L.P. No. 1, ML Venture Partners II, L.P., Merrill Lynch Capital Appreciation Partnership No. VIII, L.P., ML Offshore LBO Partnership No. VIII, ML Employees LBO Partnership No. 1, L.P., ML IBK Positions, Inc. and any Affiliates of the foregoing that beneficially own, directly or indirectly, shares of Capital Stock of the Company.

            "Majority Owned Subsidiary" means any Subsidiary of the Company of which 80% of the outstanding shares of Voting Stock are owned directly or indirectly by the Company.

            "Management Investors" means members of the Company's or BW-Automotive's management who are party to the Management Stock Subscription Agreement.

            "Material Subsidiary" means (i) any Subsidiary of the Company now existing or hereafter acquired or formed by the Company which (x) for the most recent completed fiscal year of the Company commencing on or after January 1, 1996 accounted for more than 5% of the consolidated revenues of the Company, or (y) as at the end of such fiscal year, was the owner of more than 5% of the consolidated assets of the Company, all as shown on the consolidated financial statements of the Company for such fiscal year; and (ii) any other Subsidiary so designated by the Company, by an Officers' Certificate delivered to the Trustee.

            "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

            "Moody's" means Moody's Investors Service, Inc. and its successors.

            "9 1/8% Note Indenture" means the indenture dated as of May 3, 1993 between the Company and The First National Bank of Chicago, as trustee, as amended or supplemented from time to time.

            "9 1/8% Notes" means the Company's 9 1/8% Senior Subordinated Notes due 2003.

            "Non-Payment Event of Default" has the meaning specified in
Section 1503.

            "Non-U.S. Person" means a person who is not a U.S. person as defined in Regulation S.

            "Note Register" and "Note Registrar" have the respective meanings specified in Section 305.

            "Notes" has the meaning stated in the first recital of this Indenture.

            "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

            "Offshore Global Note" has the meaning set forth in Section 201.

            "Offshore Note Exchange Date" has the meaning set forth in Section 203.

            "Offshore Physical Note" has the meaning set forth in Section 201.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

            "Original Issue Date", means the date of original issuance of the Notes.

            "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

            (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Notes, or portions thereof, for whose payment or redemption or repayment at the option of the Holder money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

            (iii) Notes, except to the extent provided in Sections 1402 and 1403, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Fourteen; and

            (iv) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

            "Pari Passu Indebtedness" means the 9 1/8% Notes and any other Indebtedness which ranks pari passu in right of payment and upon liquidation to the Notes.

            "Payment Event of Default" has the meaning specified in Section
1503.

            "Payment Blockage Period" has the meaning specified in Section
1503.

            "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (or premium, if any, on) or interest on any Notes on behalf of the Company.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Permitted Holders" means the ML Funds and the Management
Investors.

            "Permitted Indebtedness" means:

            (a) Indebtedness of the Company (and guarantees of such Indebtedness of the Company by its Subsidiaries) under the Bank Credit Agreement in an aggregate principal amount not to exceed $285,000,000 (minus all principal payments made in respect of any term loans thereunder, and minus the amount by which any commitments under any revolving loan or letter of credit facility are permanently reduced);

            (b) Indebtedness of the Company evidenced by the Notes or of any Guarantor in respect of any guarantee of the Notes;

            (c) Indebtedness arising out of (i) letters of credit incurred in the ordinary course of business and (ii) other letters of credit in an aggregate principal amount not to exceed $35,000,000 at any time;

            (d) Indebtedness arising under the Company's accounts receivable facility in effect on the date of this Indenture;

            (e) Indebtedness of the Company or any of its Subsidiaries outstanding on the date of this Indenture, other than Indebtedness pursuant to clause (a) and (d) hereof;

            (f) Indebtedness in respect of Capitalized Lease Obligations incurred in any particular Annual Period in an aggregate principal amount not to exceed 7-1/2% of the Dollar amount of the Company's Consolidated Gross PP&E as of the end of the immediately preceding full fiscal year;

            (g)   Indebtedness of a Majority Owned Subsidiary of the Company
      (x) to the Company or (y) to another Majority Owned Subsidiary of the Company, provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Subsidiary or to or for the benefit of the Banks as provided under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by such Majority Owned Subsidiary not permitted by this clause (g);

            (h) Indebtedness of the Company to a Majority Owned Subsidiary of the Company which is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at a Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under this Indenture and the Notes, provided that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Subsidiary or to or for the benefit of the Banks as provided under the Bank Credit Agreement) shall be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (h);

            (i) Indebtedness incurred by Foreign Entities, including guarantees of the Company and its Subsidiaries of such Indebtedness, not exceeding at any one time outstanding $50,000,000 in aggregate principal amount;

            (j) obligations of the Company pursuant to interest rate contracts designed to protect the Company against fluctuations in interest rates in respect of Indebtedness of the Company, which obligations do not exceed the aggregate principal amount of such Indebtedness;

            (k) Guaranteed Debt resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

            (l) any renewals, extensions, substitutions, refinancings or replacements (each, for purposes of this clause, a "refinancing") by the Company of any Permitted Indebtedness described in clauses (b), (d) and
      (e) of this definition of "Permitted Indebtedness", (or successive extensions, renewals, substitutions, refinancings or replacements) so long as (1) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing through means of a tender offer or privately negotiated transaction and (2) such new Indebtedness has an Average Life and final Stated Maturity of principal that exceeds the Average Life and final Stated Maturity of such Indebtedness;

            (m) obligations in respect of any guarantee of any Pari Passu Indebtedness or Subordinated Indebtedness permitted under Section 1015 of this Indenture; and

            (n) $100,000,000 less any amounts of outstanding Indebtedness permitted by clause (i) above outstanding at any one time.

            "Permitted Investments" means any of the following: (a) (i) any Investment in any Majority Owned Subsidiaries by the Company or any other Subsidiary or (ii) any Investment in the Company by any Subsidiary or (iii) any Investment by the Company or any Majority Owned Subsidiary in another Person, if as a result of such Investment such other Person is merged or consolidated with or into the Company or such Majority Owned Subsidiary; (b) Investments in existence on the date of this Indenture; (c) loans or advances to employees made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries; (d) any Cash Equivalents; (e) sales of goods or services on trade credit terms, consistent with the past practices of the Company or any Subsidiary or as otherwise consistent with trade credit terms in common use in the industry; (f) negotiable instruments held for collection, lease, utility and other similar deposits, or stock, obligations or securities received in settlement of debts owing to the Company or a Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, in each case as to debt that arose in the ordinary course of business of the Company or any such Subsidiary; (g) any Investment in any Person acquired or retained in connection with any asset sale or other disposition of assets, provided that any such sale or other disposition is made for the fair value of such assets and for at least 75% cash; and (h) Investments, in addition to the Investments described in the foregoing clauses (a) through (g), in the aggregate amount of $50,000,000 at any one time outstanding determined in the case of each Investment by reference to the amount of the Investment at the time originally made.

            "Permitted Liens" means:

            (a)   any Lien existing as of the date of this Indenture;

            (b) any Lien securing any Senior Indebtedness or any guarantee thereof;

            (c) any Lien arising by reason of (1) any judgment, decree or order of any court, so long as (i) such judgment, decree or order together with any other judgment, decree or order of the Company or any of its Subsidiaries is less than $1,000,000, excluding any judgment, order or decree complying with clause (ii) hereof, or (ii) such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes not yet delinquent or which are being contested in good faith; (3) security for payment of workmen's compensation or other insurance; (4) good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases; (5) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; or (6) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

            (d) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (e) any interest or title of a lessor under any Capitalized Lease Obligation;

            (f) Liens in favor of the purchaser and its assignee of the Company's and its Subsidiaries' receivables with respect to receivables purchased pursuant to the receivables financing facility permitted under this Indenture;

            (g) Liens on the assets or property of a Subsidiary which is a Foreign Entity securing the Indebtedness incurred by such Foreign Entity and permitted under this Indenture;

            (h) any Liens which may be granted to secure the Notes or any Guarantees; or

            (i) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clause (a), provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any additional property or assets.

            "Physical Notes" has the meaning set forth in Section 201.

            "Place of Payment" means the place or places where the principal of (and premium, if any, on) and interest on the Notes are payable as specified as contemplated by Sections 301 and 1002.

            "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

            "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the issuance of the Notes, and including, without limitation, all classes and series of preferred or preference stock of such person.

            "Private Placement Legend" has the meaning set forth in Section
203.

            "Public Equity Offering" means an underwritten primary public offering by the Company of its Common Stock pursuant to an effective registration under the Securities Act.

            "Purchase Date" has the meaning set forth in Section 1016.

            "QIB" means a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act.

            "Redeemable Capital Stock" means any Capital Stock of the Company or any Subsidiary that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the final Stated Maturity of the Notes or (ii) is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity or (iii) is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

            "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 24, 1997, among the Company and the Holders of Initial Notes.

            "Regular Record Date" has the meaning specified in Section 301.

            "Repayment Date" means, when used with respect to any Note to be repaid at the option of the Holder, the date fixed for such repayment pursuant to this Indenture.

            "Repayment Price" means, when used with respect to any Note to be repaid at the option of the Holder, the price at which it is to be repaid pursuant to this Indenture.

            "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Securities Act" means the Securities Act of 1933, as amended.

            "S&P" means Standards & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

            "Senior Indebtedness" means the principal of (and premium, if any, on) and interest on (including interest accruing after the occurrence of an event of default or after the filing of a petition initiating any proceeding pursuant to any bankruptcy law whether or not such interest is an allowable claim in any such proceeding) and other amounts due on or in connection with any Indebtedness of the Company, whether outstanding on the date of this Indenture or hereafter created, incurred or assumed, including under the Bank Credit Agreement, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (A) Indebtedness evidenced by the Notes, (B) Indebtedness evidenced by the 9 1/8% Notes and other Pari Passu Indebtedness,
(C) Indebtedness of the Company that is expressly subordinated in right of payment to any Senior Indebtedness of the Company, the 9 1/8% Notes or the Notes, (D) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company, (E) Indebtedness of the Company to any Subsidiary, (F) to the extent it might constitute Indebtedness, any liability for federal, state or local taxes or other taxes, owed or owing by the Company and (G) to the extent it might constitute Indebtedness, trade account payables owed or owing by the Company.

            "Special Record Date" for the payment of any Defaulted Interest on the Notes means a date fixed by the Trustee pursuant to Section 307.

            "Specified Senior Indebtedness" means (i) all Indebtedness under the Bank Credit Agreement to the extent any may be outstanding at any time, and (ii) any other Senior Indebtedness which (x) at the time of incurrence exceeds $25,000,000 in aggregate principal amount and (y) is specifically designated in the instrument evidencing such Senior Indebtedness as "Specified Senior Indebtedness" by the Company.

            "Stated Maturity", when used with respect to principal of the Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

            "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the Notes.

            "Subsidiary" means any corporation of which at the time of determination the Company, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock.

            "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

            "United States" means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

            "U.S. Global Note" has the meaning set forth in Section 201.

            "U.S. Physical Note" has the meaning set forth in Section 201.

            "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

            "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

            "Wholly Owned Subsidiary" means any subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by the Company or another Wholly Owned Subsidiary of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

            SECTION 102.  Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

            Every certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 1004) shall include:

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether, in the opinion of each such individual, such covenant or condition has been complied with.


            SECTION 103.  Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            SECTION 104.  Acts of Holders.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

            (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

            SECTION 105.  Notices, etc., to Trustee, Company and Agents.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
      Attention:  Corporate Trust Trustee Administration, or

            (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company, or

            (3) the Agents by the Company, the Trustee or any Holder shall be sufficient for any purpose hereunder if made, given, furnished or delivered, in writing to or with the Agents addressed to it as set forth in the Bank Credit Agreement, or at any other address previously furnished in writing to the Company and the Trustee by the Agents.

            SECTION 106.  Notice to Holders; Waiver.

            Where this Indenture provides for notice of any event to Holders of Notes by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each such Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

            In case, by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impractical to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be sufficient giving of such notice for every purpose hereunder.

            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            SECTION 107.  Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            SECTION 108.  Successors and Assigns.

            All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

            SECTION 109.  Separability Clause.

            In case any provision in this Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 110.  Benefits of Indenture.

            Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Notes Registrar and their successors hereunder and the Holders and, with respect to any provisions hereof relating to the subordination of the Notes or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            SECTION 111.  Governing Law.

            This Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York, without regard to conflicts of laws principles thereof. Upon the effectiveness of the Shelf Registration Statement or the consummation of the Exchange Offer, this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

            SECTION 112.  Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of any Note) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.


                                  ARTICLE TWO

                                  NOTE FORMS

            SECTION 201.  Forms Generally.

            The Initial Notes shall be known as the "9 5/8% Senior Subordinated Notes due 2007" and the Exchange Notes shall be known as the "9 5/8% Series B Senior Subordinated Notes due 2007", in each case, of the Company. The Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. Each Note shall be dated the date of its authentication.

            The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

            Initial Notes offered and sold in reliance on Rule 144A under the Securities Act may be issued in the form of one or more permanent global Notes substantially in the form set forth in Exhibit A (the "U.S. Global Note") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

            Initial Notes offered and sold in offshore transactions in reliance on Regulation S under the Securities Act shall be issued in the form of a single permanent global Note in substantially in the form set forth in Sections 204 and 205 (the "Offshore Global Note") deposited with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at maturity of the Offshore Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as herein provided.

            Initial Notes which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Notes in substantially the form set forth in Sections 204 and 205 (the "U.S. Physical Notes"). Notes issued pursuant to Section 306 in exchange for or upon transfer of beneficial interests in the U.S. Global Note or the Offshore Global Note shall be in the form of U.S. Physical Notes or in the form of permanent certificated Notes substantially in the form set forth in Sections 204 and 205 (the "Offshore Physical Notes"), respectively, as hereinafter provided.

            The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes". The U.S. Global Note and the Offshore Global Note are sometimes collectively referred to as the "Global Notes".

            SECTION 202.  Form of Trustee's Certificate of Authentication.

            Subject to Section 611, the Trustee's certificate of authentication shall be in substantially the following form:

            This is one of the Notes referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                                as Trustee

                                          By
                                             ----------------------------
                                                Authorized Signatory

            SECTION 203.  Restrictive Legends.

            Unless and until (i) an Initial Note is sold pursuant to an effective Shelf Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the Registration Rights Agreement, (A) each U.S. Global Note and U.S. Physical Note shall bear the following legend set forth below (the "Private Placement Legend") on the face thereof and (B) the Offshore Physical Notes and Offshore Global Note shall bear the Private Placement Legend on the face thereof until at least 41 days after the date hereof (the "Offshore Note Exchange Date") and receipt by the Company and the Trustee of a certificate substantially in the form provided in
Section 204:

      THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL, OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED INSTITUTIONAL BUYER" TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, (E) TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO
      WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE
      EFFECT OF THIS LEGEND, THIS LEGEND WILL BE REMOVED UPON THE REQUEST
      OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IF ANY PROPOSED TRANSFER IS BEING MADE IN ACCORDANCE WITH (2)(D), (E) OR
      (F)  ABOVE, THE HOLDER ACKNOWLEDGES THAT THE COMPANY RESERVES THE
      RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS
      OR OTHER INFORMATION SATISFACTORY TO THE COMPANY TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN
      A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN
      TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

            Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof:

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.

            SECTION 204. Form of Certificate to Be Delivered upon Termination of Restricted Period.


                                                       On or after May 4, 1997

THE BANK OF NEW YORK
101 Barclay Street
New York, NY  10286

Attention:  Corporate Trust Trustee Administration

            Re:   BORG-WARNER SECURITY CORPORATION (the "Company")
                  9 5/8% Senior Subordinated Notes due 2007 (the "Notes")

Ladies and Gentlemen:

            This letter relates to $__________ principal amount of Notes represented by the offshore global note certificate (the "Offshore Global Note"). Pursuant to Section 204 of the Indenture dated as of March 24, 1997 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of such principal amount of Notes represented by the Offshore Global Note and (2) we are a Non-U.S. Person to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S"). Accordingly, you are hereby requested to issue an Offshore Physical Note representing the undersigned's interest in the principal amount of Notes represented by the Global Note, all in the manner provided by the Indenture.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                 Very truly yours,

                                 [Name of Holder]

                                 By:
                                     --------------------------------------
                                      Authorized Signature



                                 ARTICLE THREE

                                   THE NOTES

            SECTION 301.  Amount.

            The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $125,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 311, 312, 906, 1015 or 1107 or pursuant to an Exchange Offer.

            The Initial Notes shall be known and designated as the "9 5/8% Senior Subordinated Notes due 2007" and the Exchange Notes shall be known and designated as the "9 5/8% Series B Senior Subordinated Notes due 2007", in each case, of the Company. The Stated Maturity of the Notes shall be March 15, 2007, and they shall bear interest at the rate of 9 5/8% per annum from March 24, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on September 15, 1997 and semi-annually thereafter on March 15th and September 15th in each year, until the principal thereof is paid in full and to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the March 1st or September 1st next preceding such Interest Payment Date (each a "Regular Record Date").

            The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid (a) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (b) by wire transfer to an account maintained by the payee located in the United States provided that appropriate written wire instructions have been provided prior to the relevant record date.

            Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1016.

            The Notes shall be redeemable as provided in Article Eleven and in the Notes.

            The Indebtedness evidenced by the Notes shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fifteen.

            SECTION 302.  Denominations.

            The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

            SECTION 303.  Execution, Authentication, Delivery and Dating.

            The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President, under its corporate seal reproduced thereon attested by its Secretary or an Assistant Secretary. The signature of any of these officers on the Notes may be the manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

            Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

            On Company Order, the Trustee shall authenticate for original issue Exchange Notes in an aggregate principal amount not to exceed $125,000,000; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Exchange Notes. Such order shall specify the amount of Exchange Notes to be authenticated and the date on which the original issue of Exchange Notes is to be authenticated.

            Each Note shall be dated the date of its authentication.

            No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Note to the Trustee for cancellation as provided in Section 310 together with a written statement (which need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Company, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

            In case the Company or any Guarantor under Section 1015, if any, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

            SECTION 304.  Temporary Notes.

            Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as conclusively the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

            If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes, upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

            SECTION 305.  Registration, Registration of Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register for the Notes (the register maintained in the Corporate Trust Office of the Trustee and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time.
At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as note registrar (the "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

            Upon surrender for registration of transfer of any Note at the office or agency in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor.

            At the option of the Holder, Notes may be exchanged for other Notes, of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers' Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

            All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

            Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

            The Company shall not be required (i) to issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Notes under Section 1103 and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (iii) to issue, register the transfer of or exchange any Note which has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Note not to be so repaid.

            SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes.

            If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such mutilated Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

            If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding, or, in case any such destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

            Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

            SECTION 307.  Payment of Interest; Interest Rights Preserved.

            Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange Note in the Exchange Offer pursuant to an effective Registration Statement, in each case pursuant to the Registration Rights Agreement, the following provisions shall apply:

            Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest on any Note may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 309, to the address of such Person as it appears on the Note Register or (ii) transfer to an account maintained by the payee located in the United States.

            Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Notes (such defaulted interest and, if applicable, interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

            (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided in
      Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose name the Registered Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.


            Subject to the foregoing provisions of this Section and Section 305, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

            SECTION 308.  Persons Deemed Owners.

            Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

            SECTION 309.  Cancellation.

            All Notes surrendered for payment, redemption, repayment at the option of the Holder, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Notes so delivered to the Trustee shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

            SECTION 310.  Computation of Interest.

            Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

            SECTION 311.  Book-Entry Provisions for Global Notes.

            (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 203.

            Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Note. The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            (b) Interests of beneficial owners in a Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 312. Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as otherwise set forth in Section 312 and (ii) U.S. Physical Notes or Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Note or the Offshore Global Note, respectively, in the following circumstances: (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the applicable Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or (y) an Event of Default has occurred and is continuing and Holders of more than 25% in aggregate principal amount of the Notes at the time Outstanding represented by the Global Notes advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to the Global Notes is no longer required. In connection with a transfer of an entire Global Note to beneficial owners pursuant to clause (ii) of this paragraph (b), the applicable Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the applicable Global Note, an equal aggregate principal amount at maturity of U.S. Physical Notes (in the case of the U.S. Global Note) or Offshore Physical Notes (in the case of the Offshore Global Note), as the case may be, of authorized denominations.

            (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (d) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Note pursuant to paragraph (b) of this Section shall, unless such exchange is made on or after the Resale Restriction Termination Date and except as otherwise provided in Section 312, bear the Private Placement Legend.

            SECTION 312.  Transfer Provisions.

            Unless and until (i) an Initial Note is sold pursuant to an effective Registration Statement, or (ii) an Initial Note is exchanged for an Exchange Note in the Exchange Offer pursuant to an effective Registration Statement, in each case, pursuant to the Registration Rights Agreement, the following provisions shall apply:

            (a) General. The provisions of this Section 312 shall apply to all transfers involving any Physical Note and any beneficial interest in any Global Note.

            (b) Certain Definitions. As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Registrar or Co-Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Note and ownership of a beneficial interest in a Global Note, as the context requires; "transferring" a Global Note means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Co-Registrar that it has agreed to transfer; and "transferring" a Physical Note means transferring that portion of the principal amount thereof that the transferor has notified the Registrar or Co-Registrar that it has agreed to transfer.

            As used in this Indenture, "Accredited Investor Certificate" means a certificate substantially in the form set forth in Section 313; "Regulation S Certificate" means a certificate substantially in the form set forth in
Section 314; "Rule 144A Certificate" means a certificate substantially in the form set forth in Section 315; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

            (c)   [Intentionally Omitted]

            (d) Deemed Delivery of a Rule 144A Certificate in Certain Circumstances. A Rule 144A Certificate, if not actually delivered, will be deemed delivered if (A) (i) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Physical Note, the transferor checks the box provided on the Physical Note to that effect) and
(ii) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a qualified institutional buyer within the meaning of Rule 144A, (y) it is aware that the transfer of Notes to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Physical Note, the transferee signs the certification provided on the Physical Note to that effect); or (B) the transferor holds the U.S. Global Note and is transferring to a transferee that will take delivery in the form of the U.S. Global Note.

            (e)   Procedures and Requirements.

            1. If the proposed transfer occurs prior to the Offshore Note Exchange Date, and the proposed transferor holds:

            (A) a U.S. Physical Note which is surrendered to the Co-Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Notes, then the Co-Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered U.S. Physical Note and (z) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note.

                  (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Co-Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Co-Registrar shall (x) cancel such surrendered U.S. Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            In the case described in Section 312(e)(1)(A)(i), the Co-Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note.

            (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Notes, then the Co-Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

                  (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Co-Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            (C) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Notes, then the Co-Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) deliver a new U.S. Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the Registrar or Co-Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  (iii) delivers a Regulation S Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor; provided, however, that until the Offshore Note Exchange Date occurs, beneficial interests in the Offshore Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account.

            2. If the proposed transfer occurs on or after the Offshore Notes Exchange Date and the proposed transferor holds:

            (A) a U.S. Physical Note which is surrendered to the Registrar or Co-Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Notes, then the procedures set forth in Section 312(e)(1)(A)(i) shall apply.

                  (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the procedures set forth in Section 312(e)(1)(A)(ii) shall apply.

                  (iii) delivers a Regulation S Certificate, then the
            Co-Registrar shall cancel such surrendered U.S. Physical Note and at the direction of the transferee, either:

                        (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the principal amount being transferred of such surrendered U.S. Physical Note, or

                        (y) if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered U.S. Physical Note and notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            In any of the cases described in this Section 312(e)(2)(A)(i) or
      (iii)(x), the Co-Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note.

            (B) the U.S. Global Note, and the proposed transferee or transferor, as applicable:

                  (i) delivers an Accredited Investor Certificate and, if required by the Company, a Non-Registration Opinion and Supporting Evidence, or delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee requests delivery in the form of Physical Notes, then the procedures set forth in Section 312(e)(1)(B)(i) shall apply.

                  (ii) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests that the proposed transferee receive a beneficial interest in the U.S. Global Note, then the procedures set forth in Section 312(e)(1)(B)(ii) shall apply.

                  (iii) delivers a Regulation S Certificate, then the
            Co-Registrar shall (x) record a decrease in the principal amount of the U.S. Global Note in an amount equal to the beneficial interest therein being transferred, (y) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer and (z) at the direction of the transferee, either:

                        (x) register such transfer in the name of such transferee, record the date thereof in its books and records and deliver a new Offshore Physical Note to such transferee in principal amount equal to the amount of such decrease, or

                        (y) if the proposed transferee is or is acting through an Agent Member, record an increase in the principal amount of the Offshore Global Note equal to the amount of such decrease.

            (C) an Offshore Physical Note which is surrendered to the Registrar or Co-Registrar, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Co-Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the U.S. Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the Co-Registrar shall (x) cancel such surrendered Offshore Physical Note, (y) record an increase in the principal amount of the Offshore Global Note equal to the principal amount being transferred of such surrendered Offshore Physical Note and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  (iii) does not make a request covered by Section
            312(e)(2)(C)(i) or Section 312(e)(2)(C)(ii), then the Co-Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Offshore Physical Note and (z) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Offshore Physical Note.

            In any of the cases described in this Section 312(e)(2)(C), the Co-Registrar shall deliver to the transferor a new U.S. Physical Note in principal amount equal to the principal amount not being transferred of such surrendered U.S. Physical Note.

            (D) the Offshore Global Note, and the proposed transferee or transferor, as applicable:

                  (i) delivers (or is deemed to have delivered) a Rule 144A Certificate and the proposed transferee is or is acting through an Agent Member and requests delivery in the form of the U.S. Global Note, then the Co-Registrar shall (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred, (y) record an increase in the principal amount of the U.S. Global Note equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

                  (ii) where the proposed transferee is or is acting through an Agent Member, requests that the proposed transferee receive a beneficial interest in the Offshore Global Note, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

                  (iii) does not make a request covered by Section
            312(e)(2)(D)(i) or Section 312(e)(2)(D)(ii), then the Co-Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Offshore Global Note in an amount equal to the beneficial interest therein being transferred,
            (y) deliver a new Offshore Physical Note to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it approves of such transfer.

            (f)   Execution, Authentication and Delivery of Physical Notes.
In any case in which the Co-Registrar is required to deliver a Physical Note to a transferee, the Company shall execute, and the Trustee shall authenticate and deliver, such Physical Note.

            (g) Certain Additional Terms Applicable to Physical Notes. (i) Any transferee entitled to receive a Physical Note may request that the principal amount thereof be evidenced by one or more Physical Notes in any authorized denomination or denominations and the Registrar or Co-Registrar shall comply with such request if all other transfer restrictions are satisfied.

            (ii) In the event that a transferor transfers less than the entire principal amount of a Physical Note surrendered for transfer, following the transfer the Registrar or Co-Registrar shall deliver to the transferor a new Physical Note of the same type in principal amount equal to the untransferred portion of the surrendered Physical Note.

            (h) Transfers Not Covered by Section 312(e). The Co-Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(e), such recording to be done in accordance with the otherwise applicable provisions of Section 312(e), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

            (i) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture. Neither the Registrar nor the Co-Registrar shall register a transfer of any Note unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. Neither the Registrar nor the Co-Registrar shall be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.

            SECTION 313.  Form of Accredited Investor Certificate.

                      Transferee Letter of Representation

Borg-Warner Security Corporation
c/o The Bank of New York, as Trustee
101 Barclay Street, 21st Floor West
New York, New York 10286

Ladies and Gentlemen:

            In connection with our proposed purchase of $_______ aggregate principal amount of the 9 5/8% Senior Subordinated Notes due 2007 (the "Notes") of Borg-Warner Security Corporation (the "Company"), we confirm that:

            1. We understand that the Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the later of the date of original issue of the Notes (or of any predecessor of this security) or the last day on which the Company or any affiliate of the Company was the owner of this security or any predecessor of this security, and (y) such later date, if any, as may be required by applicable laws (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "qualified institutional buyer" under Rule
      144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States to "foreign purchasers" (as defined below) in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2),
      (3) or (7) of Rule 501 under the Securities Act (an "Accredited Investor") that is purchasing for its own account or for the account of such an institutional "accredited investor" that furnishes a letter substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an Accredited Investor within the meaning of subparagraph (a)(1), (2),
      (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act, or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or any other available exemption. In connection with any transfer of any Note, we will check the box provided on the reverse thereof relating to the manner of such transfer and surrender such Note to the Trustee.

            2. We are an Accredited Investor or a QIB purchasing Notes for our own account or for the account of one or more Accredited Investors, and we are acquiring Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or the securities law of any state of the United States and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment in the Notes for an indefinite period.

            3. We are acquiring the Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion and we and any such account are (a) a QIB, aware that the sale is being made in reliance on Rule 144A under the Securities Act, (b) an Accredited Investor, or (c) a person other than a U.S. person ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust) in offshore transactions meeting the requirements of Rule 903 of Regulation S under the Securities Act.

            4. We have received a copy of the Offering Memorandum and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in order to verify the information contained in the Offering Memorandum.

                  We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

                  We represent that you, the Company, the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                  We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

                  As used herein, the terms "offshore transaction", "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

                  THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                          Very truly yours,

                                          (NAME OF PURCHASER)

                                          By:__________________________

                                          Date:_________________________

            Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                                          Name:_________________________
                                          Address:_______________________
                                                  _______________________
                                                  _______________________

            SECTION 314.  Form of Regulation S Certificate.

                           Regulation S Certificate

To:   The Bank of New York,
           as Trustee (the "Trustee")
      101 Barclay Street
      New York, New York 10286

      Attention:  Corporate Trust Trustee Administration

      Re: Indenture (the "Indenture") dated as of March 24, 1997 between Borg-Warner Security Corporation (the "Company") and the Trustee

Ladies and Gentlemen:

            This Certificate relates to our proposed transfer of $____ principal amount of Notes issued under the Indenture. Terms are used in this Certificate as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). We hereby certify as follows:

            1. The offer of the Notes was not made to a person in the United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(o) of Regulation S under the circumstances described in Rule 902(i)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

            2. Either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

            3. Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States.

            4. The proposed transfer of Notes is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            5. If we are a dealer or a person receiving a selling concession or other fee or remuneration in respect of the Notes, and the proposed transfer takes place before the Offshore Note Exchange Date referred to in the Indenture, or we are an officer or director of the Company or a distributor, we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(c) of Regulation S.

            You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [NAME OF SELLER]


                                    By:__________________________
                                       Name:
                                       Title:
                                       Address:


Date of this Certificate:  __________ __, 199_


            SECTION 315.  Form of Rule 144A Certificate.

                             Rule 144A Certificate

To:   The Bank of New York,
          as Trustee (the "Trustee")
      101 Barclay Street
      New York, New York 10286


      Attention:  Corporate Trust Trustee Administration

      Re:   Indenture (the "Indenture") dated as of March 24, 1997 between
Borg-Warner Security Corporation (the "Company"), and the Trustee

Ladies and Gentlemen:

            This Certificate relates to our proposed purchase of $____ principal amount of Notes issued under the Indenture. We and, if applicable, each account for which we are acting, are "qualified institutional buyers" within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"). We are aware that the transfer of Notes to us is being made in reliance on the exemption from the provisions of
Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

            You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [NAME OF PURCHASER]


                                    By:__________________________
                                       Name:
                                       Title:
                                       Address:

Date of this Certificate:  __________ __, 199_


            SECTION 316.  CUSIP Numbers.

            The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                 ARTICLE FOUR

                          SATISFACTION AND DISCHARGE

            SECTION 401.  Satisfaction and Discharge of Indenture.

            This Indenture shall upon Company Request cease to be of further effect with respect to Notes (except as to any surviving rights of registration of transfer or exchange of Notes expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

            (1)   either

                  (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, and (ii) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                  (B) all Notes and, in the case of (i) or (ii) below, not theretofore delivered to the Trustee for cancellation

                        (i)   have become due and payable, or

                        (ii) will become due and payable at their Stated Maturity within one year, or

                        (iii) if redeemable at the option of the Company, are
                  to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

            Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606, the obligations of the Company to any Authenticating Agent under Section 611 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

            SECTION 402.  Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.


                                 ARTICLE FIVE

                                   REMEDIES

            SECTION 501.  Events of Default.

            "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) default in the payment of any interest on any Note when such interest becomes due and payable, and continuance of such default for a period of 30 days; or

            (2) default in the payment of the principal of (or premium, if any, on) any Note at its Maturity; or

            (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a default in the performance, or breach of a covenant or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of all Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

            (4) (a) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any Indebtedness of the Company or any Subsidiary, which Indebtedness is outstanding in a principal amount of at least $10,000,000 in the aggregate, and such default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (b) a default in any payment when due at final maturity of any such Indebtedness; or

            (5)   any Person entitled to take the actions described in this
      Section 501(5), after the occurrence of any event of default under any agreement or instrument evidencing any Indebtedness in excess of $10,000,000 in the aggregate of the Company or any Subsidiary, shall commence judicial proceedings to foreclose upon assets of the Company or any of its Subsidiaries having an aggregate value in excess of $10,000,000, or shall have exercised any right under applicable law or applicable security documents to take ownership of such assets in lieu of foreclosure; or

            (6) final judgments or orders rendered against the Company or any Subsidiary which require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (b) there shall have been a period of 60 days during which a stay of enforcement of such judgment or order, by reason of pending appeal or otherwise, was not in effect; or

            (7)   the entry by a court having jurisdiction in the premises of
      (a) a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

            (8) the commencement by the Company or any Material Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Material Subsidiary to the entry of a decree or order for relief in respect of the Company or such Material Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Material Subsidiary to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by the Company or any Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Material Subsidiary in furtherance of any such action; or

            (9) any Guarantee required to be in full force and effect by the terms of this Indenture ceases to be in full force and effect or is declared null and void, or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture) and such condition shall have continued for a period of 60 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then Outstanding.

            SECTION 502.  Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default (other than an Event of Default specified in clause (7) or (8) of Section 501) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and, if the Bank Credit Agreement is in effect, to the Agents, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default described in clause (7) or (8) of Section 501 occurs and is continuing, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                  (A)   all overdue interest on all Outstanding Notes,

                  (B) all unpaid principal of (and premium, if any, on) any Outstanding Notes which have become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate or rates prescribed therefor in such Notes,

                  (C) interest on overdue interest at the rate or rates prescribed therefor in such Notes, and

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

            (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 501(4) or (5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 60-day period which has not been cured or waived during such period.

            Upon a determination by the Company that the Bank Credit Agreement is no longer in effect, the Company shall promptly give to the Trustee written notice thereof, which notice shall be countersigned by the Agent. Unless and until the Trustee shall have received such written notice with respect to the Bank Credit Agreement, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that the Bank Credit Agreement is in effect (unless a Responsible Officer of the Trustee shall have actual knowledge to the contrary).

            SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company covenants that if

            (1) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

            (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

            SECTION 504.  Trustee May File Proofs of Claim.

            In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

            Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            SECTION 505.  Trustee May Enforce Claims Without Possession of
Notes.

            All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

            SECTION 506.  Application of Money Collected.

            Subject to Article Fifteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            First:  To the payment of all amounts due the Trustee under
      Section 606;

            Second: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

            Third: The balance, if any, to the Person or Persons entitled thereto.

            SECTION 507.  Limitation on Suits.

            No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee and to the Agent under the Bank Credit Agreement, if the Bank Credit Agreement is in effect, of a continuing Event of Default;

            (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

            SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Fourteen) of the principal of (and premium, if any, on) and (subject to
Section 307) interest on, such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

            SECTION 509.  Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

            SECTION 510.  Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

            SECTION 511.  Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

            SECTION 512.  Control by Holders.

            The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture,

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

            (3) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders of Notes not consenting.

            SECTION 513.  Waiver of Past Defaults.

            The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

            (1) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or

            (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

            Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

            SECTION 514.  Waiver of Stay or Extension Laws.

            The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            SECTION 515.  Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 515 does not apply to a suit by the Trustee hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.


                                  ARTICLE SIX

                                  THE TRUSTEE

            SECTION 601.  Notice of Defaults.

            Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(3) with respect to Notes, no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

            SECTION 602.  Certain Rights of Trustee.

            Subject to the provisions of TIA Sections 315(a) through 315(d) (determined as if the TIA were applicable to this Indenture at all times):

            (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

            (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

            (9) the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

            The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 603. Trustee Not Responsible for Recitals or Issuance of Notes.

            The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in its Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Notes or the proceeds thereof.

            SECTION 604.  May Hold Notes.

            The Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Note Registrar or such other agent.

            SECTION 605.  Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

            SECTION 606.  Compensation and Reimbursement.

            The Company agrees:

            (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (3) to indemnify each of the Trustee or any predecessor Trustee and its agents for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Notes.

            When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or Section 501(8), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

            SECTION 607.  Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

            SECTION 608.  Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

            (b) The Trustee may resign at any time with respect to the Notes by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

            (c) The Trustee may be removed at any time with respect to the Notes by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

            (d)   If at any time:

            (1)   the Trustee shall fail to comply with the provisions of TIA
      Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee with respect to all Notes, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Notes and the appointment of a successor Trustee or Trustees.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Notes shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

            (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes to the Holders of Notes in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

            SECTION 609.  Acceptance of Appointment by Successor.

            (a) In case of the appointment hereunder of a successor Trustee with respect to all Notes, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

            (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section.

            (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

            SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

            SECTION 611.  Appointment of Authenticating Agent.

            At any time when any of the Notes remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 106. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, and a copy of such instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

            Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in
Section 106. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

            The Company agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section as shall be agreed in writing between the Company and such Authenticating Agent.

            If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

            This is one of the Notes designated therein referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                            as Trustee

                                        By
                                           -----------------------------
                                           as Authenticating Agent

                                        By
                                           -----------------------------
                                                Authorized Officer


                                 ARTICLE SEVEN

                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

            SECTION 701.  Disclosure of Names and Addresses of Holders.

            Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

            SECTION 702.  Reports by Trustee.

            Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Notes pursuant to this Indenture, the Trustee shall transmit to the Holders of Notes, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

            SECTION 703.  Reports by Company.

            The Company shall:

            (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 and 15 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

            (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

            (3) transmit to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                                 ARTICLE EIGHT

             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

            SECTION 801.  Company May Consolidate, etc., Only on Certain
Terms.

            The Company shall not, in a single transaction or a series of transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other Person, unless:

            (a) either (1) the Company shall be the continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary is merged or the Person which acquires by sale, assignment, conveyance, transfer or lease the properties and assets of the Company or such Subsidiary, as the case may be, substantially as an entirety (i) shall be a corporation, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed;

            (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

            (c) immediately after giving effect to any such transaction on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions) the Company (in the case of clause (1) of Subsection (a) above) or such Person (in the case of clause (2) of Subsection (a) above), after giving effect to such transaction or series of transactions on a pro forma basis, could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008; and

            (d) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been satisfied.

            SECTION 802.  Successor Substituted.

            Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes.

            SECTION 803.  Notes to Be Secured in Certain Events.

            If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any sale, assignment, conveyance, lease, transfer or other disposition of the property of the Company substantially as an entirety to any other Person in accordance with
Section 801, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to
Section 1012 without equally and ratably securing the Notes, the Company, prior to or simultaneously with such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition, will, as to such property or assets, secure the Notes equally and ratably with (or prior to) the obligation or liability which upon such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition is to become secured as to such property or assets by such Lien, or will cause such Notes to be so secured.


                                 ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

            SECTION 901.  Supplemental Indentures Without Consent of Holders.

            Without the consent of any Holders, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another Person to the Company as obligor hereunder and under the Notes; or

            (2) to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power herein conferred upon the Company; or;

            (3) to add Events of Default for the benefit of Holders of the Notes; or

            (4) to secure the Notes pursuant to the requirements of Section 803 or 1012 or otherwise; or

            (5) to provide for the acceptance of appointment hereunder by a successor Trustee;

            (6) to cure any ambiguity, defect or inconsistency in this Indenture, provided such action does not adversely affect the interests of Holders of Notes in any material respect; or

            (7) to supplement any of the provisions of this Indenture to the extent necessary to permit or facilitate the defeasance and discharge of the Notes; provided that such action shall not adversely effect the interests of the Holders of Notes in any material respect.

            SECTION 902.  Supplemental Indentures with Consent of Holders.

            With the consent of the Holders of not less than a majority in principal amount of all Outstanding Notes that are affected thereby, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

            (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or

            (2) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any such Note, or

            (3) adversely affect any right of repayment at the option of any Holder of any Note, or

            (4) change any Place of Payment or the coin or currency of payment of the principal of, or any such premium or interest on, any such Note, or

            (5) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the Redemption Date or Repayment Date, as the case may be), or

            (6) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

            (7)   modify any of the provisions of this Section, Section 513 or
      Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, or

            (8) modify any of the provisions of this Indenture relating to the subordination of the Notes in a manner adverse to the Holders thereof.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            SECTION 903.  Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

            SECTION 904.  Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            SECTION 905.  Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

            SECTION 906.  Reference in Notes to Supplemental Indentures.

            Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

            SECTION 907.  Notice of Supplemental Indentures.

            Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

            SECTION 908.  Effect on Senior Indebtedness.

            No Supplemental Indenture shall adversely affect the rights of the holders of Senior Indebtedness under Article Fifteen of this Indenture without the consent of such holders.


                                  ARTICLE TEN

                                   COVENANTS

            SECTION 1001.  Payment of Principal, Premium, if any, and
Interest.

            The Company covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

            SECTION 1002.  Maintenance of Office or Agency.

            The Company will maintain in each Place of Payment of the Notes and in The City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.

            The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Notes for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as a Place of Payment for the Notes the office or agency of the Company in the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent in such city and as its agent to receive all such presentations, surrenders, notices and demands.

            SECTION 1003.  Money for Notes Payments to Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to or on each due date of the principal of (and premium, if any, on) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            The Company will cause each Paying Agent (other than the Trustee) for the Notes to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

            (1) hold all sums held by it for the payment of the principal of (and premium, if any, on) and interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

            (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal of (or premium, if any, on) or interest on the Notes; and

            (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Note and remaining unclaimed for one year after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

            SECTION 1004.  Statement as to Compliance.

            The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1004, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

            SECTION 1005.  Payment of Taxes and Other Claims.

            The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

            SECTION 1006.  Maintenance of Properties.

            The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in reasonably good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any such properties if such action is, in the judgment of the Company, desirable in the conduct of the business of the Company or any Subsidiary and not disadvantageous in any material respect to the Holders.

            SECTION 1007.  Corporate Existence.

            Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders of Notes.

            SECTION 1008.  Limitation on Company and Subsidiary Indebtedness.

            The Company will not, and will not permit any Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness, unless, the Company's Adjusted Fixed Charge Coverage Ratio for its last four completed fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period, would have been at least equal to 2.0 to 1.0.

            SECTION 1009.  Limitation on Restricted Payments.

            (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly take any of the following actions:
(i) declare or pay any dividend on, or make any distribution to holders of, Capital Stock of the Company (other than dividends or distributions payable, solely in the Company's own Capital Stock (other than Redeemable Capital Stock)), (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any options, warrants or other rights to acquire such Capital Stock, (iii) make any principal payment on, or redeem, repurchase or defease, or otherwise acquire or retire for value, prior to any scheduled principal payment or maturity, Indebtedness which is Subordinated Indebtedness, (iv) make any Investment (other than a Permitted Investment) in any Person or (v) incur, create or assume any guarantee of Indebtedness of any Affiliate (other than with respect to (a) guarantees of Indebtedness of any Subsidiary by the Company or by any Subsidiary or (b) guarantees of Indebtedness of the Company by any Subsidiary) (such payments or any other actions described in (i), (ii), (iii), (iv) and (v), collectively, "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of such payment, if other than cash, as determined by the Board of Directors, whose determination will be conclusive if evidenced by a Board Resolution), (1) no Event of Default or event that, after notice or lapse of time or both would become an Event of Default, shall have occurred or be continuing, and (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008, and (3) the aggregate amount of all Restricted Payments after April 1, 1993 shall not exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period beginning on April 1, 1993 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss) plus (B) the aggregate net proceeds, including the fair market value of property or assets other than cash (as determined by the Board of Directors, whose determination will be conclusive if evidenced by a Board Resolution), received by the Company from the issue or sale (other than to a Subsidiary) after April 1, 1993 of Capital Stock of the Company (other than Redeemable Capital Stock), or of any options, warrants or other rights to purchase such Capital Stock plus (C) the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Subsidiary) after April 1, 1993 of any debt securities or Redeemable Capital Stock evidencing Indebtedness of the Company that thereafter has been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) plus (D) to the extent not otherwise included in the Consolidated Net Income of the Company, an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person other than a Subsidiary resulting from the payments in cash of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Subsidiary after the date of the Indenture from any such Person, not to exceed the total amount of Investments (other than Permitted Investments) in such Person by the Company and its Subsidiaries.

            (b) None of the provisions set forth in paragraph (a) above shall be deemed to prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if such declaration complied with the foregoing provisions on the date of such declaration, (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or of any Subsidiary in exchange for, or out of the proceeds of, a substantially concurrent issue and sale (other than to a Subsidiary) of other shares of Capital Stock of the Company, (iii) so long as no Default or Event of Default shall have occurred and be continuing, payments with respect to the cancellation or repurchase of stock or stock options granted or to be granted to employees of the Company and its Subsidiaries under the Borg-Warner Security Corporation Management Stock Option Plan or the Borg-Warner Security Corporation 1993 Stock Option Plan or pursuant to the Borg-Warner Holdings Corporation Management Stock Subscription Agreement, as amended, in each case, in effect on the date of this Indenture, provided that the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1008 hereof; or (iv) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of (x) a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Capital Stock (other than Redeemable Capital Stock) of the Company or (y) a substantially concurrent incurrence (other than to a Subsidiary) of, new Subordinated Indebtedness so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being so purchased, redeemed, defeased, acquired or retired, plus the lesser of the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing, plus, in either case, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as such Subordinated Indebtedness so purchased, redeemed, defeased, acquired or retired and (C) such new Subordinated Indebtedness has an Average Life longer than the Average Life of the Notes and a final stated maturity of principal later than the final Stated Maturity of principal of the Notes. The action described in clauses (ii) and
(iv)(x) of this paragraph (b) shall be a Restricted Payment that shall be permitted to be made in accordance with this paragraph but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) above.

            SECTION 1010. Limitation on Issuance of Other Senior Subordinated Indebtedness.

            The Company will not create, incur or suffer to exist any Indebtedness, other than the Notes, that is subordinate in right of payment and upon liquidation to any Senior Indebtedness unless such Indebtedness is also pari passu with, or subordinate in right of payment and upon liquidation to, the Notes pursuant to subordination provisions substantially similar to those contained in Article Fifteen.

            SECTION 1011. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

            The Company will not, and will not permit any Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or consensual restriction of any kind, other than those included in the terms of the Notes, the Bank Credit Agreement as originally executed or any successor Bank Credit Agreement containing such encumbrances or restrictions that are no more restrictive than as set forth in the Bank Credit Agreement as originally executed, or those in existence immediately prior to the date of this Indenture, on the ability of any Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary, (d) transfer any of its property or assets to the Company or any Subsidiary, or
(e) guarantee any Indebtedness of the Company or any Subsidiary, except in each case for such encumbrances or restrictions as are (i) in the case of (d), permitted to be incurred under Section 1012, or (ii) existing under or by reason of any agreement or other instrument of a Person, or binding with respect to assets, acquired by the Company or any Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, or such assets, so acquired.

            SECTION 1012.  Limitation on Liens.

            The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets, now owned or hereafter acquired, without making effective provision whereby all of the Notes shall be directly secured equally and ratably with (or prior to) the obligation or liability secured by such Lien, except for Permitted Liens.

            SECTION 1013.  Limitation on Transactions with Affiliates.

            The Company will not enter into, renew, extend, or permit any Subsidiary to enter into, renew or extend, any agreement relating to the sale, purchase or lease of any assets, property or services from or to any Affiliate of the Company (other than a Wholly Owned Subsidiary) unless (i) such transaction or series of transactions is or are on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and
(ii) (A) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, but less than $10,000,000, the Company delivers an Officer's Certificate to the Trustee certifying that such transaction or transactions complies with clause (i) above and (B) with respect to a transaction or series of transactions, involving aggregate payments equal to or greater than $10,000,000, such transaction or transactions shall have received the approval of a majority of the disinterested directors of the Board of Directors of the Company; provided, however, that this Section 1013 shall not apply to, (i) the payment of fees to Merrill Lynch Capital Partners, Inc. or Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of their Affiliates for consulting, investment banking or financial advisory services rendered by such Person to the Company or any of its Subsidiaries, (ii) actions in connection with Indebtedness to the Company incurred by certain members of management of the Company to purchase shares of Common Stock, which indebtedness is outstanding on the date of this Indenture,
(iii) sales of goods and services by the Company or any of its Subsidiaries to Affiliates of the Company in the ordinary course of business, (iv) transactions pursuant to the Distribution and Indemnity Agreement dated as of January 27, 1993, the Tax Sharing Agreement dated as of January 27, 1993, the Benefits Agreement dated as of January 27, 1993, and the Service Agreement dated as of January 27, 1993, in each case as in effect on the date of the Indenture, and (v) the Contribution Agreement dated November 28, 1996, the Stockholders Agreement dated January 24, 1997 and all agreements related thereto and (vi) services rendered to Loomis, Fargo & Co. by the Company's senior executive officers.

            SECTION 1014. Limitation on Issuances and Sale of Preferred Stock by Subsidiaries.

            The Company will not permit (i) any of its Subsidiaries to issue any Preferred Stock to any Person (other than to the Company or to a Wholly Owned Subsidiary of the Company) and (ii) any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided, however, that nothing in this Section 1014 will prohibit Preferred Stock issued by a Person prior to the time (a) such Person becomes a Subsidiary of the Company, (b) such Person merges with or into a Subsidiary of the Company or (c) a Subsidiary of the Company merges with or into such Person; provided further that such Preferred Stock was not issued or incurred by such Person in anticipation of the transaction contemplated by subclause (a), (b), or (c) above.

            SECTION 1015. Limitations on Issuances of Guarantees of Pari Passu or Subordinated Indebtedness.

            (a) The Company will not permit any Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness that is Pari Passu Indebtedness or Subordinated Indebtedness, unless (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes by such Subsidiary, provided that (A) if any such assumption, guarantee or other liability is subordinated, the guarantee under such supplemental indenture shall be subordinated to no more than the same extent as the Notes are subordinated to Senior Indebtedness and (B) with respect to Subordinated Indebtedness, any such assumption, guarantee or other liability of such Subsidiary with respect to such Subordinated Indebtedness shall be subordinated to such Subsidiary's assumption, guarantee or other liability with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes and (ii) such Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Guarantee (as defined below) until such time as the Notes have been paid in full; provided that this paragraph
(a) shall not apply to any guarantee, assumption or other liability of any Subsidiary that (x) existed at the time such Person became a Subsidiary and
(y) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary.

            (b) Each guarantee created pursuant to the provision described in the paragraph (a) above (or any other guarantee by any Subsidiary of payment of the Notes provided, that (i) such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Notes by such Subsidiary and providing that (A) such other guarantee shall be subordinated to no more than the same extent as the Notes are subordinated to Senior Indebtedness and (B) such other guarantee shall be senior to at least the same extent as the Notes are senior to Subordinated Indebtedness, and (ii) such Subsidiary takes the action referred to in clause (ii) of paragraph (a) above is referred to as a "Guarantee" and the issuer of each such Guarantee is referred to as a "Guarantor." Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (ii) in the case of any Guarantee created pursuant to the provisions of paragraph (a) above, the release or discharge of the assumption, guarantee or other liability which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such assumption, guarantee or other liability.

            SECTION 1016.  Purchase of Notes upon Change of Control.

            (a) Upon the occurrence of a Change of Control, and subject to the compliance by the Company with the requirements of paragraph (b) of this
Section 1016, each Holder shall have the right to require that the Company repurchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Purchase Price") in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the procedures set forth in paragraphs (c) and (d) of this Section.

            (b) Within 30 days following a Change of Control and prior to the mailing of the notice to Holders provided for in paragraph (c) below, the Company covenants to either (x) repay in full all Indebtedness under the Bank Credit Agreement or to offer to repay in full all such Indebtedness and to repay the Indebtedness of each Bank who has accepted such offer or (y) obtain the requisite consent under the Bank Credit Agreement to permit the repurchase of the Notes as provided for in this Section 1016. The Company shall first comply with this paragraph (b) before it shall be required to repurchase the Notes pursuant to this Section 1016 and any failure to comply with this paragraph (b) shall constitute a default for purposes of clause (iv) of
Section 501.

            (c) Within 30 days following any Change of Control, the Company shall give to each Holder of the Notes in the manner provided in Section 106, a notice stating:

            (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes in cash;

            (2) a purchase date (the "Purchase Date") which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

            (3)   the purchase price for the purchase; and

            (4) the instructions determined by the Company, consistent with this Section 1016, that a Holder must follow in order to have its Notes repurchased in accordance with this Section 1016.

            (d)   Holders electing to have Notes purchased pursuant to this
Section 1016 will be required to surrender such Notes to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            SECTION 1017.  Provision of Financial Statements and Reports.

            The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee, and provide to each Holder of Notes, without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

            Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

            SECTION 1018.  Waiver of Certain Covenants.

            The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1005 to 1017, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of all Outstanding Notes affected by such term, provision or covenant, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                ARTICLE ELEVEN

                              REDEMPTION OF NOTES

            SECTION 1101.  Applicability of Article.

            The Notes shall be redeemable in accordance with the terms of such Notes and in accordance with this Article.

            SECTION 1102.  Election to Redeem; Notice to Trustee.

            The election of the Company to redeem any Notes shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1103. In the case of any redemption of Notes prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

            SECTION 1103.  Selection by Trustee of Notes to Be Redeemed.

            If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than the minimum authorized denomination for the Notes established pursuant to Section 301.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

            SECTION 1104.  Notice of Redemption.

            Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

            All notices of redemption shall identify the Notes (including CUSIP number) to be redeemed and shall state:

                  (1)   the Redemption Date,

                  (2)   the Redemption Price,

                  (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

                  (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1106) will become due and payable upon each such Note, or the portion thereof, to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date, and

                  (5) the place or places where such Notes, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price.

            Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

            SECTION 1105.  Deposit of Redemption Price.

            On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

            SECTION 1106.  Notes Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price stated therein (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

            If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate of interest set forth in the Note.

            SECTION 1107.  Notes Redeemed in Part.

            Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

            SECTION 1108.  Redemption.

            The Notes may or shall be, as the case may be, redeemed, as a whole or from time to time in part, subject to the conditions and the Redemption Prices specified in the form of Note, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date), on the Redemption Date.


                                ARTICLE TWELVE

            SECTION 1201.  [Reserved.]


                               ARTICLE THIRTEEN

            SECTION 1301.  [Reserved.]


                               ARTICLE FOURTEEN

                      DEFEASANCE AND COVENANT DEFEASANCE

            SECTION 1401. Company's Option to Effect Defeasance or Covenant Defeasance.

            The Company may, at its option and at any time, effect defeasance of the Notes under Section 1402, or covenant defeasance of the Notes under
Section 1403 in accordance with the terms of the Notes and in accordance with this Article.

            SECTION 1402.  Defeasance and Discharge.

            Upon the Company's exercise of the above option, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes on the date the conditions set forth in Section 1404 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1405 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under the Notes and this Indenture insofar as the Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Outstanding Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403 with respect to such Notes.

            SECTION 1403.  Covenant Defeasance.

            Upon the Company's exercise of the above option applicable to this Section with respect to the Notes, the Company shall be released from its obligations under Section 803 and Sections 1005 through 1017 and with respect to the Outstanding Notes on and after the date the conditions set forth in
Section 1404 are satisfied (hereinafter, "covenant defeasance"), and such Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 501(3) or otherwise, as the case may be, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

            SECTION 1404.  Conditions to Defeasance or Covenant Defeasance.

            The following shall be the conditions to application of either
Section 1402 or Section 1403 to the Outstanding Notes:

            (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) an amount in cash, or (B) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, on such Notes, money in an amount, or (C) a combination thereof, in each case in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on such Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 1102 hereof, a notice of its election to redeem all or any portion of such Outstanding Notes at a future date in accordance with the terms of the Notes and Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing.

            (2) No Default or Event of Default with respect to such Notes shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (5) and (6) of Section 501 are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

            (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture.

            (4) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
      (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

            (5) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

            (6) In the case of defeasance or covenant defeasance, such defeasance shall not be in violation of the terms of any agreement or instrument to which the Company is a party or to which any of its properties are subject, and the Agents under the Bank Credit Agreement shall have delivered a certificate to the Trustee and the Company that such defeasance shall not be in violation of the terms of the Bank Credit Agreement.

            (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

            SECTION 1405. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

            Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1405, the "Trustee") pursuant to Section 1404 in respect of such Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Notes.

            Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

            SECTION 1406.  Reinstatement.

            If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1405 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and such Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1402 or 1403, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1405; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                ARTICLE FIFTEEN

                            SUBORDINATION OF NOTES

            SECTION 1501.  Notes Subordinate to Senior Indebtedness.

            The Company covenants and agrees, and each Holder of a Note, by his or her acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Notes and the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness; provided, however, that the Notes, the indebtedness represented thereby and the payment of the principal of (and premium, if any) and interest on the Notes, in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Indebtedness.

            SECTION 1502.  Payment Over of Proceeds upon Dissolution, etc.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event

            (1) the holders of Senior Indebtedness shall be entitled to receive payment in full, in cash or Cash Equivalents, of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character on account of principal of (or premium, if any) or interest on the Notes; and

            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal (and premium, if any) and interest on the Notes before all Senior Indebtedness is paid in full or payment thereof provided for in cash or Cash Equivalents, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

            SECTION 1503. Suspension of Payment When Senior Indebtedness in Default.

            (a) Unless Section 1502 shall be applicable, upon (1) the occurrence of any default in the payment of principal, (premium, if any) or interest on any Specified Senior Indebtedness beyond any applicable grace period with respect thereto (a "Payment Event of Default") and (2) receipt by the Trustee from the Agent or any other representative of any holder of Specified Senior Indebtedness of written notice of such occurrence, no payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of principal of (or premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes unless and until such Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

            (b) Unless Section 1502 shall be applicable, upon (1) the occurrence of any event (other than a Payment Event of Default) the occurrence of which entitles one or more Persons to accelerate Specified Senior Indebtedness (a "Non-Payment Event of Default") and (2) receipt by the Trustee from the Agent or any other representative of any holder of Specified Senior Indebtedness of written notice of such occurrence, then no payment or distribution of any assets of the Company of any kind or character shall be made by the Company on account of any principal of (or premium, if any) or interest on the Notes or on account of the purchase or redemption or other acquisition of Notes for a period ("Payment Blockage Period") commencing upon the date of receipt by the Trustee of such notice from the Agent or any other representative of a holder of Specified Senior Indebtedness and ending on the earlier of (subject to any blockage of payments that may then be in effect under subsection (a) of this Section) (x) 179 days after the date of receipt of such written notice by the Trustee, (y) the date on which such Non-payment Event of Default shall have been cured or waived in writing or shall have ceased to exist or such Specified Senior Indebtedness shall have been discharged or (z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Agent or other representative of the holders of the Specified Senior Indebtedness of the Company initiating such Payment Blockage Period, after which, in the case of clause (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Agreement, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to Specified Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Specified Senior Indebtedness initiating such Payment Blockage Period shall be, or can be, made the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days.

            (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Note prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to the Company.

            SECTION 1504.  Payment Permitted If No Default.

            Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1502 or under the conditions described in Section 1503, from making payments at any time of principal of (and premium, if any) or interest on the Notes.

            SECTION 1505.  Subrogation to Rights of Holders of Senior
Indebtedness.

            Subject to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

            SECTION 1506.  Provisions Solely to Define Relative Rights.

            The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

            SECTION 1507.  Trustee to Effectuate Subordination.

            Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If upon any dissolution, winding up or reorganization of the Company, whether in bankruptcy, insolvency, receivership proceedings or otherwise, the Trustee does not file a claim in such proceedings prior to 30 days before the expiration of the time to file such claim, the holders of Senior Indebtedness or the Agents may file such a claim on behalf of the holders of the Notes.

            SECTION 1508.  No Waiver of Subordination Provisions.

            (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (b) Without in any way limiting the generality of Subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company or any other Person.

            SECTION 1509.  Notice to Trustee.

            (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company, the Agent or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

            (b) Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor).
In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

            SECTION 1510. Reliance on Judicial Order or Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

            SECTION 1511. Rights of Trustee As a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 606.

            SECTION 1512.  Article Applicable to Paying Agents.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1511 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

            SECTION 1513.  No Suspension of Remedies.

            Nothing contained in this Article shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

            This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

            SECTION 1514. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall mistakenly, in the absence of gross negligence or willful misconduct, pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                  BORG-WARNER SECURITY CORPORATION


                                  By: /s/ Brian S. Cooper
                                      ---------------------------------
                                        Name:  Brian S. Cooper
                                        Title: Treasurer


                                  THE BANK OF NEW YORK


                                  By: /s/ Mary La Gumina
                                      ---------------------------------
                                        Name:  Mary La Gumina
                                        Title: Assistant Vice President


                                                                     EXHIBIT A

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF
(1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE,
IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL, OR OTHERWISE TRANSFER THIS SECURITY EXCEPT
(A)  TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B)  PURSUANT TO A
REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE
SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A "QUALIFIED
INSTITUTIONAL BUYER" TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING
MADE IN RELIANCE ON RULE 144A, (D)  PURSUANT TO OFFERS AND SALES TO NON-
U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION
S, (E)  TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE SECURITIES FOR ITS
OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH,
ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM
THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER
THE RESALE RESTRICTION TERMINATION DATE. IF ANY PROPOSED TRANSFER IS BEING MADE IN ACCORDANCE WITH (2)(D), (E) OR (F) ABOVE, THE HOLDER ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY TO CONFIRM THAT THE PROPOSED TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE
MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 311 AND 312 OF THE INDENTURE.](*)



                       BORG-WARNER SECURITY CORPORATION

                   9 5/8%  Senior Subordinated Note due 2007

                                 U.S. $__________
No.                                                       CUSIP No.

                  BORG-WARNER SECURITY CORPORATION, a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________. or registered assigns, the principal sum of ____________________ Dollars on March 15, 2007, at the office or agency of the Company referred to below, and to pay interest thereon on September 15, 1997 and semi-annually thereafter, on March 15 and September 15 in each year, from March 24, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 5/8% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by
(*)         To be inserted in the case of a Global Note.
the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                    The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of March 24, 1997 (the "Registration Rights Agreement"), among the Company and the Initial Purchasers named therein. In the event that either (a) an Exchange Offer Registration Statement (as such term is defined in the Registration Rights Agreement) is not filed with the Commission on or prior to the 45th day following the date of the Indenture, (b) such Exchange Offer Registration Statement has not been declared effective on or prior to the 105th day following the date of the Indenture, (c) the Exchange Offer (as such term is defined in the Registration Rights Agreement) is not consummated or, if required, a Shelf Registration Statement (as such term is defined in the Registration Rights Agreement) with respect to the Notes is not declared effective on or prior to the 135th day following the date of the Indenture or (d) the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable (each such event referred to in clauses (a) through (d) above, a "Registration Default") then the per annum interest rate borne by this Note shall be increased by one-quarter of one percent per annum for the first 90 day period following the Registration Default. The per annum interest rate borne by this Note will increase by an additional one quarter of one percent per annum for each subsequent 90-day period following such Registration Default to a maximum of one percent per annum until such Registration Default has been cured. Upon (w) the filing of the Exchange Offer Registration Statement after the 45-day period described in clause (a) above, (x) the effectiveness of the Exchange Offer Registration Statement after the 105-day period described in clause (b) above or (y) the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 135-day period described in clause (c) above, or (z) the cure of any Registration Default described in clause (d) above, the interest rate borne by the Note from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate set forth above if the Company is otherwise in compliance with this paragraph; provided, however, that, if after such reduction in interest rate, a different event specified in clause (a), (b), (c) or (d) above occurs, the interest rate may again be increased and thereafter reduced pursuant to the foregoing provisions.

                  Payment of the principal of (and premium, if any, on) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by wire transfer to an account maintained by the payee located in the United States provided that appropriate written wire instructions have been provided prior to the relevant record date.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been duly executed by the Trustee or the Authenticating Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.




                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                              BORG-WARNER SECURITY CORPORATION


                              By
                                -------------------------------
                                 Name:
                                 Title:


[Seal]

Attest:

_________________
Authorized Officer



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Notes referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                             as Trustee


                                          By:  _________________________
                                                Authorized Signatory

Dated:  __________


                               [Reverse of Note]

                  This Note is one of a duly authorized issue of securities of the Company designated as its 9 5/8% Senior Subordinated Notes due 2007 (the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $125,000,000, which may be issued under an indenture (the "Indenture") dated as of March 24, 1997 between the Company and The Bank of New York, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee his attorney-in-fact for such purpose.

                  On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

                  At any time on or after March 15, 2002, the Company may redeem, in whole or in part, upon not less than 30 nor more than 60 days' prior notice at the Redemption Prices (expressed as percentages of the principal amount) set forth below, together with accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning March 15 of the years indicated (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date):


                                                                Redemption
    Year                                                           Price
    ----                                                        ----------

    2002 . . . . . . . . . . . . . . . . . . . . . . . . . .     104.812%
    2003 . . . . . . . . . . . . . . . . . . . . . . . . . .     102.406%
    2004 and thereafter. . . . . . . . . . . . . . . . . . .     100.000%

                  In addition, at any time prior to March 15, 2000, the Company may redeem up to 30% of the original aggregate principal amount of the Notes within 60 days after the closing of one or more Public Equity Offerings with the net proceeds of such offering at a redemption price equal to 109.625% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on relevant interest payment dates), provided that not less than $87,500,000 aggregate principal amount of the Notes remains outstanding immediately after the occurrence of any such redemption.

                  If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee shall deem fair and appropriate; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

                  In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption or repurchase of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.


                  Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase on the Purchase Date all outstanding Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to an offer to purchase will receive an offer from the Company pursuant to the Indenture prior to any related Purchase Date.

                  If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Note at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding. Additionally, the Indenture permits, without notice to or consent of any Holder, the amendment thereof (a) to evidence the succession of another person to the Company as obligor under the Indenture and the Notes, (b) to add to the covenants of the Company for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Company by the Indenture, (c) to add Events of Default for the benefit of the Holders of Notes, (d) to secure the Notes pursuant to the provisions described in Sections 1012 or 801 of the Indenture or otherwise, (e) to provide for the acceptance of appointment by a successor Trustee, (f) to cure any ambiguity, defect or inconsistency in the Indenture, provided such action does not adversely affect the interests of Holders of Notes in any material respect, or
(g) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of the Notes, provided that such action shall not adversely affect the interests of the Holders of Notes in any material respect.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection therewith.

                  Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.




                            FORM OF TRANSFER NOTICE


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

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please print or typewrite name and address including zip code of assignee



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the within Note and all rights thereunder, hereby irrevocably constituting and appointing



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attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                  In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[   ] (a)         this Note is being transferred in compliance with the
                  exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                      or

[   ] (b)         this Note is being transferred other than in accordance with
                  (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.

Date: ____________________NOTICE:_________________________________
                                    The signature  must correspond with the
                                    name as written upon the face of the
                                    within-mentioned instrument in every
                                    particular, without alteration or any
                                    change whatsoever.

Signature Guarantee:
                     -------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:                        NOTICE: ________________________________
      _______________         To be executed by an executive officer.




                      OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Note purchased by the Company
pursuant to Section 1016 of the Indenture, check the Box:  [     ].

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 1016 of the Indenture, state the amount (in original principal amount) below:


                               $_____________________.


Date:
      -----------------------------

Your Signature:
               --------------------

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:(*)
                       -----------------------------------------


-----------------
(*) Guarantor must be a member of the Securities Transfer Agents
    Medallion Program ("STAMP"), the New York Stock Exchange Medallion Signature Program ("MSP") or the Stock Exchange Medallion Program ("SEMP")